                            LMS MEDICAL SYSTEMS INC.

                                   BONUS PLAN

                                      2006

BONUS PLAN 2006

INTRODUCTION

o     The purpose of this document is to provide guidelines for the implementation and ongoing administration of the annual bonus plan (the
      "Plan") of LMS Medical Systems Inc. ("LMS").

o     The Plan provides for annual awards to eligible executives and employees based on achievement of corporate and individual performance objectives.

o     The bonus period will begin April 1st 2005 and will end March 31st 2006.

o     The Compensation Committee of the Board of Directors of LMS (the
      "Committee") has the sole authority to amend and/or terminate the Plan and to approve the awards under the Plan.

o     The Plan will include the executives and employees of LMS and its subsidiaries LMS Medical Systems (Canada) Ltd. and LMS Medical Systems
      (USA), Inc.

o     The maximum number of common shares in the capital of LMS (the "Shares")
      which may be issued under the Plan shall be 250,000. The maximum number of
      Shares which may be issued to any one person under the Plan shall be 5% of the Shares outstanding at the time of the issuance (on a non-diluted basis) less the aggregate number of Shares reserved for issuance to such person under any other option to purchase Shares from treasury granted as a compensation or incentive mechanism.

PURPOSE

o     Bonus for each employee is determined based on the achievements of objectives established at the beginning of the year, or updated, if necessary, during the fiscal year.

o     Calculation of bonus is established based on 3 factors:

      o     Individual performance

      o     Corporate results

      o     Departmental performance

o     This program is designed to link the size of rewards to the financial results of LMS and its business units and to create and promote team spirit within LMS.

ELIGIBILITY

o     Full time employees who have completed their 3-month probation period during the applicable bonus period. That is, an employee who is hired during a bonus period will be eligible after 3 months from the date he/she is hired and the bonus will be calculated/prorated on the number of eligible months.

                                      - 2 -

o     Employees who resign/terminated during the year or consultants and contractors are not eligible under this Plan.

o     The maximum number of Shares which may be reserved for issuance to
      Insiders under the Plan and/or any other previously established or proposed Share Compensation Arrangements shall be 10% of the Outstanding
      Issue.

o     The maximum number of Shares which may be issued to Insiders under the
      Plan and/or any other previously established or proposed Share
      Compensation Arrangement within a one-year period shall be 10% of the
      Outstanding Issue.

o     The maximum number of Shares which may be issued to any one Insider under the Plan and/or any other previously established or proposed Share
      Compensation Arrangement within a one-year period shall be 5% of the
      Outstanding Issue.

o     For the purposes of this section the following definitions shall apply:

"INSIDER" means (i) an insider as defined under Section 1(1) of the Securities
Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of LMS Medical
Systems Inc.; and (ii) an associate, as defined under Section 1(1) of the
Securities Act (Ontario), of any person who is an insider by virtue of subsection (i) above.

"OUTSTANDING ISSUE" shall mean the number of Shares that are outstanding immediately prior to the share issuance in question, excluding Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period.

"SHARE COMPENSATION ARRANGEMENT" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by LMS by way of a loan, guarantee or otherwise.

WEIGHT OF PERFORMANCE CRITERIA

o     The Committee has determined the bonus opportunity for each participant
      (target bonus) as a percentage of the incumbent's earned annual salary.
      The department manager will communicate this target bonus directly and confidentially to each participant.

o     The bonus will be calculated in function of the realization of performance based on the 3 factors described above and with the following weight for each performance criterion:

      o     Individual 33 1/3%

      o     Corporate 33 1/3%

      o     Department 33 1/3%

                                      - 3 -

CORPORATE OBJECTIVE

LMS has determined its corporate objectives for the coming year based on the following 2 factors being the EBITDA before deduction for other non-cash items and the share price value. These factors will carry an equal weight of 50% each
(16 2/3% of overall bonus).

o     LMS has established its financial projections for the coming years in collaboration with all department managers. Each employee is requested to participate in the realization of a global objective, which is to meet or better the corporate financial objectives. The tool to measure is the
      EBITDA before deduction for other non-cash items. This method has the advantage of having all departments work together to meet all departmental and corporate objectives.

      These objectives for the bonus period consist of:

            Budgeted EBITDA before other non-cash items -$3,000,000

            Target                     50%
            Target +20%                80% (-$2,400,000)
            Target +30%               100%

o     In the past year, LMS has adopted the listed share price as a tool to measure its corporate performance and objectives. We will continue to use this measure but have reduced the weight to take into account the non-controllable factors. We will use as a base price the last 5 day-trading of the previous year which is $3.87.

      1.    Minimum same target price at end of the year           60% payout
      2.    Target + 20%                                          100%
      3.    Target + 40%                                          120%
      4.    Target >50%                                           140%

DEPARTMENT OBJECTIVES

o     Each department has also established its own departmental objectives. The calculation of the bonus ON THIS PORTION will depend on the degree of achievement of the department's objectives. That is, each of the department's objectives will have a weight assigned for the purpose of this calculation. Your manager will communicate the details specific to each department.

            Department Evaluation Rating                  payout %
            ----------------------------                  --------
                         5                                    120%
                         4                                    100%
                         3                                     50%
                         2<                                     0%

                                      - 4 -

INDIVIDUAL OBJECTIVES

o     Your personal objectives will be discussed with your manager who will then determine your performance objectives. The bonus ON THIS PORTION will be calculated based on the following table:

                 Evaluation Rating                        payout %
                 -----------------                        --------
                         5                                    120%
                         4                                    100%
                         3                                     50%
                         2<                                     0%

BONUS CALCULATION

o     The bonus calculation is based on earned annual salary, excluding bonuses and special remuneration, at March 31, 2006 of the applicable financial year.

o     In the case that an employee joins LMS during the year or if there is a change in salary during the year, the bonus will be pro-rated.

o     Example of a calculation, using a 10% target bonus:

      Target bonus                                             10%
      Corporate                                               100%
      Department                                              120%
      Individual 4 rating                                     100%
      Salary                                               50 000$
      Corporate bonus ($50K*10%*33.33%*100%)                1 667$
      Department ($50k*10%*33.33%*120%)                     2 000$
      Individual ($50k*10%*33.33%*100%)                     1 667$
      TOTAL                                                 $5 334

METHOD OF PAYMENT

o     Until EBITDA for LMS becomes positive, all earned bonuses will be paid in
      Shares, based upon the share price of the Shares on the TSX on the date the bonus is calculated.

o     The Shares will be allotted on the date that the bonus is calculated.

ADMINISTRATION

o     The Plan is to be administered by the Committee. All matters and interpretations related to the Plan will be decided at the sole discretion of the Committee, and such decision is final.

                                      - 5 -

o     The participants do not have any rights under the Plan, and awards are not guaranteed until they are earned.

o     The Committee may amend the Plan at any time, or discontinue it at the beginning of any fiscal year.

o     The Plan is not a contractual arrangement; it is an LMS sponsored incentive program to help employees achieve corporate and individual performance objectives.

o     If a participant terminates his/her employment with LMS for reasons other than death, disability or retirement, the participant will not be eligible for a bonus in the fiscal year of termination or the preceding fiscal year if he/she leaves before the bonus is approved by the shareholders at the
      Annual Shareholders Meeting, unless the Committee decides otherwise, upon recommendation of the CEO.

o     THE PLAN SHALL BE SUBJECT TO THE APPROVAL OF THE SHAREHOLDERS OF LMS TO BE
      GIVEN BY A RESOLUTION OF THE SHAREHOLDERS OF LMS, AND TO ACCEPTANCE BY THE
      TSX. ANY SHARES ALLOTTED PRIOR TO SUCH APPROVAL AND ACCEPTANCE SHALL BE
      CONDITIONAL UPON SUCH APPROVAL AND ACCEPTANCE BEING GIVEN.